UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of earliest event reported: February 26, 2016

Date of report: March 1, 2016

SYNUTRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation	(Commission File Number	(IRS Employer Identification No.)

2275 Research Boulevard, Suite 500	20850
Rockville, Maryland	(Zip Code)
Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of Synutra International, Inc., a Delaware corporation (the “Company”), was held on February 26, 2016. The Company filed its definitive proxy statement in connection with the Annual Meeting with the U.S. Securities and Exchange Commission on January 15, 2016 and Amendment No. 1 to the proxy statement on January 29, 2016 (which can be viewed at: www.sec.gov). The Company’s stockholders considered the following proposals at the Annual Meeting:

•	Proposal I: a proposal to elect Jinrong Chen to the Company’s Board of Directors to serve as Class II director; and

•	Proposal II: a proposal to ratify the appointment of Deloitte Touche Tohmatsu, Certified Public Accountants LLP, as the Company’s independent registered public accountant for the fiscal year ending March 31, 2016.

Voting Results

Proposal I: the election of Class II director was approved as follows: Jinrong Chen has been elected with 41,723,762 “FOR” votes, 1,653,154 “WITHHELD” votes, and 4,238,788 “NON VOTES”; and

Proposal II: Ratification of Deloitte Touche Tohmatsu, Certified Public Accountants LLP, as the Company’s independent registered public accountant for the fiscal year ending March 31, 2016, was approved with 47,330,064 “FOR” votes, 146,219 “AGAINST” votes, and 139,421 “ABSTAIN” votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC.
(Registrant)

Date: March 1, 2016	By:	/s/ NING CAI
Ning Cai
Chief Financial Officer

3